Exhibit (a)(33)

VANECK FUNDS

AMENDMENT NO. 33
TO THE AMENDED AND RESTATED MASTER TRUST AGREEMENT

Amendment No. 33 (the “Amendment”) to the Amended and Restated Master Trust Agreement dated February 6,1992, as amended (the “Agreement”), of VanEck Funds (the “Trust”), made at New York, New York, this 24th day of September, 2018.

WITNESSETH:

WHEREAS, Article VII, Section 7.3 of the Agreement provides that the Agreement may be amended from time to time, as long as such amendment does not adversely affect the rights of any shareholder, and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing, signed by an officer of the Trust pursuant to a vote of a majority of the Trustees of the Trust (the “Trustees”);

WHEREAS, the Trust shall continuously maintain a registered office and a registered agent in the Commonwealth of Massachusetts in accordance with the Massachusetts Business Corporation Act, M.G.L. c. 156D, §5.01; and

WHEREAS, a majority of the Trustees have duly approved the Amendment to the Agreement shown below and authorized the same to be filed with the Secretary of State of the Commonwealth of Massachusetts; and

NOW THEREFORE, Article VII of the Agreement is hereby amended to reflect the appointment of the registered office and registered agent of the Trust in the Commonwealth of Massachusetts, as follows:

“Section 7.7 Registered Office and Registered Agent. The Trust has appointed CT Corporation System, located at 155 Federal Street, Boston, Massachusetts 02110, to serve as the Trust’s registered office and registered agent. The Trustees may designate from time to time a successor registered agent and registered office in the Commonwealth of Massachusetts.”

The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has hereto set his hands as of the day and year first above written.

Jonathan R. Simon, Senior Vice President, Secretary and Chief Legal Officer

STATE OF NEW YORK)

COUNTY OF NEW YORK)

Then personally appeared the above-named Jonathan R. Simon and acknowledged this instrument to be his free act and deed this 24th day of September, 2018.

[NOTARY]

ALISON Y. EMANUEL Notary Public, State of New York No. 01EM5077310 Qualified in Queens County Commission Expires May 5, 2019
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